EXHIBIT 5.1





August 28, 2001


Asante Technologies, Inc.
821 Fox Lane
San Jose, CA  95131

Re:      Asante Technologies, Inc.
         Form S-2 Registration Statement No. 333-67614

Ladies and Gentlemen:

We have acted as counsel to Asante Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-2 and amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The
Registration Statement relates to an aggregate of 500,000 shares of the Company's common stock (the "Shares"). All of the Shares are being registered on behalf of certain stockholders of the Company.

We have examined original, photostatic or certified copies of such records of the Company, including the Articles of Incorporation, as amended, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified and photostatic copies. As to various questions of fact material to our opinion, we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

We assume that the appropriate action will be taken, prior to the offer and sale of Shares, to register and qualify the Shares, to the extent necessary, under all applicable state securities or "blue sky" laws.

Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

August 28, 2001
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations thereunder.

Sincerely,

WEINTRAUB GENSHLEA CHEDIAK SPROUL
A Law Corporation



/S/  Weintraub Genshlea Chediak Sproul

RDL/mb

                                                                    EXHIBIT 5.1

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